SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            January 15, 2004

REVCARE, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-17192	84-1061382
(State or other jurisdictionof incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Orange Avenue, Suite 200, Cypress, CA		90630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 995-0627

Item 5.                                                         Other Events.

We have not yet filed our annual report on Form 10-KSB for the fiscal years ended September 30, 2002 or 2003, or our quarterly reports on Form 10-QSB for the fiscal quarters ended December 31, 2002, March 31, 2003 and June 30, 2003.  As previously disclosed in our current report on Form 8-K filed October 17, 2003 the Company appointed Mayer Hoffman McCann P.C. as its new independent accountants to audit the Company’s financial statements for the years ended September 30, 2003 and 2002.  In addition, as previously disclosed in our current report on Form 8-K filed August 15, 2003 our CFO recently resigned.  As a result of these factors, we have determined that more time is necessary to complete the substantive amount of accounting work necessary to prepare the consolidated financial statements and to give the Company and its new auditors time to finish the audit of the current and prior periods. We are working diligently to complete the audits of our financial statements and the related information necessary to file these reports.  However, due to the complex nature of completing multiple years’ audits in an environment where the Company has experienced turnover in senior financial management and transition to a new auditing firm, we are not certain as to when we will be in a position to file our reports, and are filing this current report on Form 8-K as an update to our Form 12b-25 as filed on December 31, 2003.  In the unlikely event that these reports are not filed within the next two weeks we will file an updated Form 8-K with the Securities and Exchange Commission.  The Form 10-KSB for the fiscal years ended September 30, 2002 and 2003, and our quarterly reports on Form 10-QSB for the fiscal quarters ended December 31, 2002, March 31, 2003 and June 30, 2003 are all expected to be filed at the same time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVCARE, INC.
Date: January 15, 2004	By:	/s/ Manuel Occiano
Manuel Occiano
Chief Executive Officer

End of Filing